Financial Results and Supplemental Information FIRST QUARTER 2025 May 5, 2025 Exhibit 99.2

Table of Contents

FINANCIAL RESULTS	Diversified Healthcare Trust Announces First Quarter 2025 Financial Results	3
	First Quarter 2025 Highlights	4
	First Quarter 2025 Results	5
FINANCIALS	Key Financial Data	6
	Condensed Consolidated Balance Sheets	7
	Condensed Consolidated Statements of Income (Loss)	8
DEBT AND LEVERAGE	Debt Summary	9
	Debt Maturity Schedule	10
	Leverage Ratios, Coverage Ratios and Bond Covenants	11
INVESTMENTS	Summary of Capital Expenditures	12
	Redevelopment Information	13
	Property Dispositions Information Since January 1, 2025	14
	Investments in Unconsolidated Joint Ventures	15
PORTFOLIO INFORMATION	Portfolio Summary by Geographic Diversification and Property Type	17
	Portfolio Summary	18
	SHOP Units by Operator	19
	SHOP Segment and Same Property - Results of Operations	20
	SHOP Segment and Same Property - Five Star and Other Operator Managed Communities Results of Operations	21
	Senior Living NOI by Manager	22
	Senior Living Results of Operations by Location	23
	Medical Office and Life Science Portfolio and Same Property - Results of Operations	24
	Portfolio Leasing Summary	26
	Tenants Representing 1% or More of Total Annualized Rental Income	27
	Medical Office and Life Science Portfolio Lease Expiration Schedule	28
	All Other Lease Expiration Schedule	29
APPENDIX	Company Profile and Research Coverage	30
	Governance Information	31
	Calculation and Reconciliation of NOI and Cash Basis NOI	32
	Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment	33
	Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre	34
	Calculation and Reconciliation of FFO, Normalized FFO and CAD	35
	Non-GAAP Financial Measures and Certain Definitions	37
WARNING CONCERNING FORWARD-LOOKING STATEMENTS		42

DHC
Nasdaq Listed

Trading Symbols:
Common Shares: DHC
Senior Unsecured Notes due 2042: DHCNI
Senior Unsecured Notes due 2046: DHCNL

Investor Relations Contact:
Bryan Maher, Senior Vice President
(617) 796-8234
ir@dhcreit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Q1 2025 2

Q1 2025 3 "During the first quarter, we made substantial progress in growing SHOP NOI, which increased 47.7% and 49.0% on a sequential quarter and year over year basis, respectively, to $37 million. This was achieved primarily through rate increases, along with a 330- basis point increase in NOI margin compared to last quarter. We believe that our operating results are reflective of our active asset management and the capital we have deployed to upgrade our SHOP communities. We have also made meaningful progress in addressing our 2025 and 2026 debt maturities. In March and April, we completed two debt financings totaling $249 million in aggregate proceeds. These completed financings, together with an expected $94 million in proceeds from additional debt financings, which we expect to close by the end of May 2025, and cash on hand, will provide us with ample liquidity to extinguish our 2025 debt maturities. Also during the first quarter, we sold 22 properties securing our senior notes due in 2026 for $299 million in net proceeds which we used to reduce the $940.5 million outstanding balance of these notes. Given the execution of these financings and asset sales, and our planned future financings and asset sales, we remain confident in our ability to address our 2026 debt maturities." Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces First Quarter 2025 Financial Results RETURN TO TABLE OF CONTENTS Newton, MA (May 5, 2025): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended March 31, 2025. Distribution On April 10, 2025, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on April 22, 2025. This distribution will be paid on or about May 15, 2025. Conference Call A conference call to discuss DHC's first quarter 2025 financial results will be held on Tuesday, May 6, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 5678342. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's first quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of March 31, 2025, DHC’s approximately $6.8 billion portfolio included 343 properties in 34 states and Washington, D.C., with more than 26,000 senior living units, approximately 7.6 million square feet of medical office and life science properties and occupied by approximately 450 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of March 31, 2025 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

First Quarter 2025 Highlights

As of and for the three months ended March 31, 2025, unless otherwise noted

Financial Results

- Net loss of $9.0 million, or $0.04 per share.
- Normalized FFO of $14.3 million, or $0.06 per share.

Same Property Cash Basis NOI (dollars in thousands)	For the Three Months Ended March 31, 2025	December 31, 2024	% Change	March 31, 2024	% Change
SHOP	$ 38,368	$ 28,729	33.6 %	$ 26,998	42.1 %
Medical Office and Life Science Portfolio	26,291	25,857	1.7 %	26,683	(1.5)%
All Other	6,887	7,746	(11.1)%	5,599	23.0 %
Consolidated	$ 71,546	$ 62,332	14.8 %	$ 59,280	20.7 %

Operating Update

- Year over year first quarter SHOP occupancy increased 130 basis points to 80.2% and average monthly rates increased by 4.8%, resulting in a 6.5% increase in SHOP revenues.
- Consolidated SHOP NOI increased 49.0% year over year to $36.8 million, including a margin increase of 320 basis points.
- Leased 144,708 square feet in the Medical Office and Life Science Portfolio at weighted average rents that were 18.4% higher than prior rents for the same space.

Liquidity, Financing and Investing Activities

- In March 2025, DHC executed a $140.0 million mortgage loan secured by 14 senior living communities.
- Approximately $306.7 million of cash and cash equivalents and restricted cash. In April 2025, DHC used $140.0 million of this cash to partially redeem its then outstanding $380.0 million senior unsecured notes due June 2025.
- In April 2025, DHC executed an additional mortgage loan secured by seven senior living communities for proceeds of $108.9 million and provided notice to the holders of the senior unsecured notes due June 2025 to redeem an additional $140.0 million in May 2025 using these proceeds plus cash on hand.
- As of May 2, 2025, DHC had executed term sheets with additional lenders for expected aggregate proceeds of $94.0 million for loans that will be secured by an aggregate of six senior living communities. DHC intends to use these proceeds and cash on hand to redeem the remaining outstanding $100.0 million senior unsecured notes due June 2025.
- During the first quarter of 2025, DHC sold 22 of the properties that secure its senior secured notes due 2026 for an aggregate sales price of $301.1 million, excluding closing costs, and used aggregate net proceeds of $299.2 million from these sales to partially redeem these senior secured notes. DHC also sold two unencumbered properties in the first quarter of 2025 for an aggregate sales price of $19.7 million, excluding closing costs.
- As of May 2, 2025, DHC was under agreements or letters of intent to sell 17 unencumbered properties for $102.7 million and two encumbered properties for $13.1 million, excluding closing costs.

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Q1 2025 4

Q1 2025 5 First Quarter 2025 Results RETURN TO TABLE OF CONTENTS For the Three Months Ended Financial Results March 31, 2025 December 31, 2024 % Change March 31, 2024 % Change Net loss $ (8,986) $ (87,446) 89.7% $ (86,259) 89.6 % Net loss per share $ (0.04) $ (0.36) 88.9% $ (0.36) 88.9 % Normalized FFO $ 14,305 $ 5,290 170.4% $ 3,523 306.0 % Normalized FFO per share $ 0.06 $ 0.02 200.0% $ 0.01 500.0 % Adjusted EBITDAre $ 75,109 $ 67,049 12.0% $ 64,060 17.2 % As of and For the Three Months Ended March 31, 2025 December 31, 2024 Basis Point Change March 31, 2024 Basis Point Change Occupancy SHOP 80.2% 80.0% 20 78.9% 130 Medical Office and Life Science Portfolio 80.6% 82.2% (160) 82.9% (230) Same Property Occupancy SHOP 81.1% 81.2% (10) 80.0% 110 Medical Office and Life Science Portfolio 90.1% 90.2% (10) 91.9% (180) (dollars in thousands, except per share data)

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Selected Balance Sheet Data:					
Total gross assets	$ 7,108,119	$ 7,219,782	$ 7,395,888	$ 7,440,385	$ 7,410,364
Total assets	$ 4,995,843	$ 5,137,005	$ 5,285,196	$ 5,333,447	$ 5,348,037
Total liabilities	$ 3,047,792	$ 3,178,162	$ 3,236,792	$ 3,184,133	$ 3,099,334
Total equity	$ 1,948,051	$ 1,958,843	$ 2,048,404	$ 2,149,314	$ 2,248,703
Selected Income Statement Data:					
Total revenues	$ 386,864	$ 379,619	$ 373,640	$ 371,392	$ 370,776
Net loss	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)
NOI	$ 72,538	$ 64,443	$ 63,943	$ 67,327	$ 63,172
Adjusted EBITDAre	$ 75,109	$ 67,049	$ 66,817	$ 68,895	$ 64,060
FFO	$ (10,006)	$ 11,805	$ (3,366)	$ 14,563	$ 2,588
Normalized FFO	$ 14,305	$ 5,290	$ 4,026	$ 6,830	$ 3,523
CAD	$ 25,985	$ (16,875)	$ (12,807)	$ (5,766)	$ 2,411
Rolling four quarter CAD	$ (9,463)	$ (33,037)	$ (61,168)	$ (81,947)	$ (89,498)
Per Share Data (basic and diluted):					
Net loss	$ (0.04)	$ (0.36)	$ (0.41)	$ (0.41)	$ (0.36)
FFO	$ (0.04)	$ 0.05	$ (0.01)	$ 0.06	$ 0.01
Normalized FFO	$ 0.06	$ 0.02	$ 0.02	$ 0.03	$ 0.01
CAD	$ 0.11	$ (0.07)	$ (0.05)	$ (0.02)	$ 0.01
Rolling four quarter CAD	$ (0.03)	$ (0.13)	$ (0.25)	$ (0.34)	$ (0.38)
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.7 %	1.7 %	1.0 %	1.3 %	1.6 %
Normalized FFO payout ratio	16.7 %	50.0 %	50.0 %	33.3 %	100.0 %
CAD payout ratio	9.1 %	(14.3)%	(20.0)%	(50.0)%	100.0 %
Rolling four quarter CAD payout ratio	(133.3)%	(30.8)%	(16.0)%	(11.8)%	(10.5)%


Five Star Premier Residences of Pompano Beach
Pompano Beach, FL

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Q1 2025
6

Q1 2025 7 March 31, 2025 December 31, 2024 Assets Real estate properties: Land $ 599,262 $ 605,973 Buildings and improvements 5,768,101 5,817,279 Total real estate properties, gross 6,367,363 6,423,252 Accumulated depreciation (2,112,276) (2,082,777) Total real estate properties, net 4,255,087 4,340,475 Investments in unconsolidated joint ventures 133,797 126,859 Assets of properties held for sale 79,737 276,270 Cash and cash equivalents 302,577 144,584 Restricted cash 4,078 5,270 Equity method investment 7,965 24,590 Acquired real estate leases and other intangible assets, net 24,307 26,300 Other assets, net 188,295 192,657 Total assets $ 4,995,843 $ 5,137,005 Liabilities and Equity Senior secured notes, net $ 581,873 $ 826,974 Senior unsecured notes, net 1,958,347 1,957,319 Secured debt and finance leases, net 260,173 126,611 Liabilities of properties held for sale 5,570 6,024 Accrued interest 21,359 23,092 Other liabilities 220,470 238,142 Total liabilities 3,047,792 3,178,162 Commitments and contingencies Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 241,267,819 and 241,271,703 shares issued and outstanding, respectively 2,413 2,413 Additional paid in capital 4,620,899 4,620,313 Cumulative net income 1,399,037 1,408,023 Cumulative other comprehensive income (loss) 4 (17) Cumulative distributions (4,074,302) (4,071,889) Total equity 1,948,051 1,958,843 Total liabilities and equity $ 4,995,843 $ 5,137,005 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) RETURN TO TABLE OF CONTENTS The Court at Palm Aire Pompano Beach, FL

Q1 2025 8 For the Three Months Ended March 31, 2025 2024 Revenues: Rental income $ 58,558 $ 62,650 Residents fees and services 328,306 308,126 Total revenues 386,864 370,776 Expenses: Property operating expenses 314,326 307,604 Depreciation and amortization 68,325 70,133 General and administrative (1) 9,000 7,568 Acquisition and certain other transaction related costs 24 86 Impairment of assets 38,472 12,142 Total expenses 430,147 397,533 Gain (loss) on sale of properties 110,140 (5,874) Gain on insurance recoveries (2) 7,522 — Interest and other income 2,099 2,237 Interest expense (including net amortization of debt discounts, premiums, issuance costs and interest rate cap of $26,087 and $24,863, respectively) (57,831) (57,576) Loss on modification or early extinguishment of debt (29,071) — Loss before income taxes and equity in net earnings of investees (10,424) (87,970) Income tax expense (49) (187) Equity in net earnings of investees 1,487 1,898 Net loss $ (8,986) $ (86,259) Weighted average common shares outstanding (basic and diluted) 239,957 239,193 Per common share data (basic and diluted): Net loss $ (0.04) $ (0.36) Condensed Consolidated Statements of Income (Loss) RETURN TO TABLE OF CONTENTS (amounts in thousands, except per share data) (1) During the three months ended March 31, 2025 and 2024, DHC recognized $2,407 and $849, respectively, of incentive management fees. (2) During the three months ended March 31, 2025, DHC recognized a gain of $7,522 representing insurance recoveries from a claim settled during the first quarter of 2025. Calusa Harbour Fort Myers, FL

Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of March 31, 2025

(dollars and sq. ft. in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
Mortgage - secured by 14 properties (1)	6.819%	6.819%	$ 140,000	3/31/2028	$ 138,578	3.0
Weighted average rate / total secured floating rate debt	**6.819%**	**6.819%**	**140,000**		**138,578**	**3.0**
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2025 (2) (3)	9.750%	9.750%	380,000	6/15/2025	380,000	0.2
Senior unsecured notes due 2028	4.750%	4.966%	500,000	2/15/2028	500,000	2.9
Senior unsecured notes due 2031 (3)	4.375%	4.375%	500,000	3/1/2031	500,000	5.9
Senior unsecured notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	17.3
Senior unsecured notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	20.9
Weighted average rate / total unsecured fixed rate debt	**5.959%**	**6.014%**	**1,980,000**		**1,980,000**	**8.0**
Secured Fixed Rate Debt:						
Senior secured notes due 2026 (3) (4) (5) (6) (7)	0.000%	0.000%	641,376	1/15/2026	641,376	0.8
Finance leases - 2 properties	7.700%	7.700%	1,918	4/30/2026	155	1.1
Mortgage - secured by eight properties	6.864%	6.864%	120,000	6/11/2034	120,000	9.2
Mortgage - secured by one property	6.444%	6.444%	7,044	7/6/2043	57	18.3
Weighted average rate / total secured fixed rate debt	**1.147%**	**1.147%**	**770,338**		**761,588**	**2.3**
Weighted average rate / total debt	**4.718%**	**4.756%**	**$ 2,890,338**		**$ 2,880,166**	**6.2**

(1) DHC has two one-year extension options for the maturity date of this loan, subject to satisfaction of certain conditions and payment of an extension fee. This loan requires that interest be paid at an annual rate of SOFR plus a premium of 2.50%, with interest-only payments through March 2027, and DHC has two six-month extension options for the interest only period, subject to satisfaction of certain conditions. In connection with this loan, DHC has purchased an interest rate cap for $47 through March 2026 with a SOFR strike rate equal to 4.50%.

(2) In April 2025, DHC used loan proceeds and cash on hand to partially redeem $140,000 of these senior unsecured notes. Also in April 2025, DHC provided notice to the note holders to redeem an additional $140,000 of these senior unsecured notes in May 2025 using additional loan proceeds of $108,873 and cash on hand. DHC also has executed term sheets with additional lenders for expected aggregate loan proceeds of $94,030, which DHC intends to use, along with cash on hand, to fully redeem the remaining outstanding principal balance of these senior unsecured notes.

(3) As of March 31, 2025, all of DHC's senior unsecured notes due 2025 and senior unsecured notes due 2031 were fully and unconditionally guaranteed, on a joint, several and senior unsecured basis, by all of DHC's subsidiaries except certain excluded subsidiaries, and all of DHC's senior secured notes due 2026 were fully and unconditionally guaranteed, on a joint, several and senior secured basis, by certain of DHC's subsidiaries, and on a joint, several and unsecured basis, by DHC's other subsidiaries, except for certain excluded subsidiaries. The senior secured notes and the related guarantees on a senior secured basis are secured by a first priority lien and security interest in each of the collateral properties and 100% of the equity interests in each of the collateral guarantors. The notes and the guarantees (other than the senior secured notes and the related guarantees on a senior secured basis) are effectively subordinated to all of DHC's and the subsidiary guarantors' secured indebtedness, respectively, to the extent of the value of the applicable collateral, and the notes and the related guarantees are structurally subordinated to all indebtedness and other liabilities and any preferred equity of DHC's subsidiaries that do not guarantee the notes.

(4) No cash interest will accrue on these senior secured notes prior to maturity. The accreted value of these senior secured notes will increase at a rate of 11.25% per annum compounded semiannually on January 15 and July 15 of each year, such that the accreted value will equal the principal amount at maturity.

(5) Summary information of the properties securing these senior notes are as follows as of March 31, 2025:
- Properties: 73 (59 Medical Office/Life Science; 4 triple net leased senior living; 10 triple net leased wellness centers)
- Sq. Ft. / Units: 5,537 sq. ft. / 653 units
- Q1 2025 NOI: $25,528
- Gross book value of real estate assets: $1,361,618
- Occupancy (Medical Office and Life Science Portfolio): 91.8%
- Rent coverage (triple net senior living and wellness centers): 2.22x
- Weighted average lease term: 6.3 years

(6) DHC has entered into letters of intent to sell two properties that secure these senior secured notes for an aggregate sales price of $13,118, excluding closing costs. DHC is required to use the net proceeds from these sales to partially redeem these senior secured notes. DHC expects these sales to occur during the fourth quarter of 2025.

(7) DHC has a one-time option to extend the maturity date of these senior secured notes by one year, to January 15, 2027, subject to satisfaction of certain conditions and payment of an extension fee. If DHC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days these senior secured notes remain outstanding.

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Q1 2025 9

Debt Maturity Schedule

As of March 31, 2025

(dollars in thousands)


$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$1,460
$380,000
$642,209
$233
$248
$500,000
$139,063
$265
$282
$301
$500,000
$321
$342
$124,677
$600,000
2025
2026
2027
2028
2029
2030
2031
2032
2033
Thereafter
Secured Floating Rate Debt(1)
Unsecured Fixed Rate Debt(2)
Secured Fixed Rate Debt(3)(4)(5)

(1) DHC has two one-year extension options for the maturity date of this loan, subject to satisfaction of certain conditions and payment of an extension fee.

(2) In April 2025, DHC used loan proceeds and cash on hand to partially redeem $140,000 of its then outstanding $380,000 senior unsecured notes due June 2025. Also in April 2025, DHC provided notice to the note holders to redeem an additional $140,000 of these senior unsecured notes in May 2025 using additional loan proceeds of $108,873 and cash on hand. DHC also has executed term sheets with additional lenders for expected aggregate loan proceeds of $94,030, which DHC intends to use, along with cash on hand, to fully redeem the remaining outstanding principal balance of these senior unsecured notes.

(3) Includes $1,918 of finance lease obligations due through April 2026.

(4) DHC has entered into letters of intent to sell two properties that secure its $641,376 senior secured notes due 2026 for an aggregate sales price of $13,118, excluding closing costs. DHC is required to use the net proceeds from these sales to partially redeem these senior secured notes, if such sales are completed. DHC expects these sales to occur during the fourth quarter of 2025.

(5) DHC has a one-time option to extend the maturity date of its senior secured notes due 2026 by one year to January 15, 2027, subject to satisfaction of certain conditions and payment of an extension fee. If DHC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days these senior secured notes remain outstanding.

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Q1 2025
10

Q1 2025 11 Leverage Ratios, Coverage Ratios and Bond Covenants RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Leverage Ratios: Net debt / total gross assets 36.4% 40.2% 38.6% 38.3% 38.4% Net debt / gross book value of real estate assets 37.8% 40.5% 39.8% 39.5% 39.5% Secured debt / total assets 18.2% 20.8% 20.3% 20.1% 17.8% Variable rate debt / net debt 5.4% —% —% —% —% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 8.8x 11.2x 10.6x 10.2x 10.8x Adjusted EBITDAre / interest expense 1.3x 1.1x 1.1x 1.2x 1.1x As of and For the Trailing Twelve Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Bond Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt - required minimum 150.0% 258.6% 262.2% 264.7% 267.5% 271.2% Incurrence Covenants Total debt / adjusted total assets - allowable maximum 60.0% 40.2% 41.7% 41.4% 41.2% 40.6% Secured debt / adjusted total assets - allowable maximum 40.0% 12.7% 14.6% 14.3% 14.2% 12.7% Consolidated income available for debt service / debt service - required minimum 1.50x 2.09x 1.95x 1.76x 1.76x 1.64x Valencia, CA Greenwood, IN

Summary of Capital Expenditures

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Medical Office and Life Science Portfolio:					
Lease related costs	$ 3,847	$ 5,347	$ 3,504	$ 6,409	$ 6,029
Building improvements	1,524	1,872	1,359	1,852	919
Subtotal Medical Office and Life Science Portfolio	5,371	7,219	4,863	8,261	6,948
SHOP fixed assets and capital improvements	21,115	33,406	27,923	21,623	10,091
Wellness centers lease related costs	—	3,616	5,488	4,591	6,923
Total recurring capital expenditures	$ 26,486	$ 44,241	$ 38,274	$ 34,475	$ 23,962
Medical Office and Life Science Portfolio avg. sq. ft. during period	7,787	8,073	8,294	8,442	8,710
SHOP avg. units managed during period	25,006	25,065	25,191	25,225	25,256
Medical Office and Life Science Portfolio building improvements per avg. sq. ft. during period	$ 0.20	$ 0.23	$ 0.16	$ 0.22	$ 0.11
SHOP fixed assets and capital improvements per avg. unit managed during period	$ 844	$ 1,333	$ 1,108	$ 857	$ 400
Development, redevelopment and other activities - Medical Office and Life Science Portfolio	$ —	$ 650	$ 537	$ 1,112	$ 713
Development, redevelopment and other activities - SHOP	5,568	27,950	11,714	5,705	1,189
Total development, redevelopment and other activities	$ 5,568	$ 28,600	$ 12,251	$ 6,817	$ 1,902
Capital expenditures by segment:					
Medical Office and Life Science Portfolio	$ 5,371	$ 7,869	$ 5,400	$ 9,373	$ 7,661
SHOP	26,683	61,356	39,637	27,328	11,280
Wellness centers	—	3,616	5,488	4,591	6,923
Total capital expenditures	$ 32,054	$ 72,841	$ 50,525	$ 41,292	$ 25,864

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Q1 2025 13 DHC does not have any significant ongoing redevelopments as of March 31, 2025. (1) Reflects units prior to redevelopment. Redevelopment Information (dollars in millions) RETURN TO TABLE OF CONTENTS Medical Office and Life Science Portfolio As of March 31, 2025 Project Location Type of Property Number of Units (1) Estimated Project Costs Total Costs Incurred as of March 31, 2025 Estimated Completion Date Pueblo Norte Senior Living Scottsdale, AZ IL/AL 205 $ 26.2 $ 19.1 Q1 2026 Residences of Chevy Chase Chevy Chase, MD IL/AL 310 9.0 — Q1 2026 Other Redevelopments Various IL/AL 683 8.8 3.1 Q3 2025 - Q3 2026 $ 44.0 $ 22.2 SHOP

Property Dispositions Information Since January 1, 2025

(dollars in thousands, except gross sales price per square foot or unit)

Dispositions:

Date Sold	Location	Segment	Number of Properties	Gross Sales Price	Gross Sales Price Per Square Foot or Unit [(1)]	Occupancy [(2)]
1/21/2025	Wilmington, DE	SHOP	1	$ 2,900	$ 28,431	0.0 %
1/31/2025	San Diego, CA	Medical Office and Life Science Portfolio [(3)]	3	159,025	$ 855.07	49.2 %
2/24/2025	Tempe, AZ	Medical Office and Life Science Portfolio	1	16,800	$ 204.22	0.0 %
2/27/2025	Various	All Other [(3)]	18	135,000	$ 154,110	100.0 %
3/3/2025	Cromwell, CT	Medical Office and Life Science Portfolio [(3)]	1	7,100	$ 109.57	100.0 %
5/2/2025	Nashville, TN	SHOP	1	11,150	$ 92,917	0.0 %
		Total Dispositions	25	$ 331,975		

Under Agreement or Letter of Intent as of May 2, 2025:

Segment	Number of Properties	Estimated Gross Sales Price	Gross Sales Price Per Square Foot or Unit [(1)]	Occupancy [(4)]
Medical Office and Life Science Portfolio [(5)]	4	$ 22,668	$ 38.12	22.6 %
SHOP	15	93,105	$ 74,964	84.2 %
Total Under Agreement or Letter of Intent	19	$ 115,773		

(1) Represents gross sales price per square foot for the Medical Office and Life Science Portfolio and gross sales price per unit for the SHOP segment and All Other properties.
(2) Occupancy is presented as of the month end prior to the date of sale for the Medical Office and Life Science Portfolio and All Other properties and for the one month ended prior to the date of sale for the SHOP segment.
(3) DHC used aggregate net proceeds of $299,158 from the sales of these properties to partially redeem its senior secured notes due 2026.
(4) Occupancy is presented as of March 31, 2025 for the Medical Office and Life Science Portfolio and for the three months ended March 31, 2025 for DHC's SHOP segment.
(5) The net proceeds from the sale of two of these properties are required to be used to partially redeem DHC's senior secured notes due 2026. DHC expects to sell these properties during the fourth quarter of 2025 for an aggregate sales price of $13,118, excluding closing costs.

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Q1 2025 14

Investments in Unconsolidated Joint Ventures [1]

DIVERSIFIED HEALTHCARE TRUST

As of March 31, 2025
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Type of Property	Number of Properties	Square Feet	Occupancy	Weighted Average Lease Term	DHC Ownership	DHC Carrying Value of Investment	Three Months Ended March 31, 2025: Joint Venture FFO	Three Months Ended March 31, 2025: Joint Venture EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	100%	19.0 years	10%	$ 89,870	$ 20,530	$ 26,091
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	98%	5.9 years	20%	43,927	3,420	9,423
Total / Weighted Average			11	2,203,242	99%	14.9 years		$ 133,797	$ 23,950	$ 35,514

Unconsolidated Debt

Joint Venture	Secured Debt [2]	Coupon Rate	Maturity Date	Principal Balance [3]	DHC Ownership	DHC Share of Principal Balance [4]
Seaport Innovation LLC	Fixed Rate - 1 Property [5]	3.530%	11/6/2028	$ 620,000	10%	$ 62,000
The LSMD Fund REIT LLC	Fixed Rate - 9 Properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - 1 Property [6]	7.640%	2/9/2026	266,825	20%	53,365
Total / Weighted Average		4.536%		$ 1,076,625		$ 153,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.
(2) The mortgage loans require interest-only payments until the respective maturity dates.
(3) Reflects the entire balance of the debt secured by the properties. DHC continues to provide certain guarantees on the debt secured by the Seaport Innovation LLC property. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.
(4) Reflects DHC's proportionate share of the principal debt balances based on its ownership percentage of the joint ventures.
(5) This mortgage loan requires interest only payments until the anticipated repayment date on August 6, 2026, at which time all accrued and unpaid interest along with the principal balance of $620,000 is expected to be repaid. This mortgage loan matures on November 6, 2028 and any unpaid principal from the anticipated repayment date through the maturity date bears interest at a variable rate of the greater of 6.53% or the then effective U.S. swap rate for the swap terminating on the maturity date plus 5.00%.
(6) The joint venture has one remaining one-year extension option for the maturity date of the mortgage loan, subject to satisfaction of certain conditions, and this mortgage loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.90%. The joint venture has purchased an interest rate cap through February 2026 with a SOFR strike rate equal to 5.74%.

RETURN TO TABLE OF CONTENTS Q1 2025 15

Q1 2025 16 Investments in Unconsolidated Joint Ventures (continued) (1) (dollars in thousands) RETURN TO TABLE OF CONTENTS As of March 31, 2025 (1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website. (2) Based on the aggregate annualized rental income of DHC's unconsolidated joint ventures. A nn ua liz ed R en ta l I nc om e Seaport Innovation LLC The LSMD Fund REIT LLC 2025 2026 2027 2028 2029 2030 2031 and thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 $130,000 $140,000 Unconsolidated Joint Ventures Lease Expiration Schedule Number of Leases Expiring 14 9 7 12 16 14 32 % of Total Annualized Rental Income Expiring 1.4% 1.4% 0.8% 1.4% 6.0% 4.6% 84.4% Major Tenants of Unconsolidated Joint Ventures Joint Venture Tenant % of Annualized Rental Income of Joint Ventures (2) Seaport Innovation LLC Vertex Pharmaceuticals Inc. 66.8% The LSMD Fund REIT LLC Cedars-Sinai Medical Center 10.8% The LSMD Fund REIT LLC Seattle Genetics, Inc. 2.6% The LSMD Fund REIT LLC Complete Genomics, Inc. 1.7% The LSMD Fund REIT LLC Stryker Corporation 1.7% Life Science: 76% Medical Office: 24% Property Type (2) MA: 71% CA: 21% TX: 3% WA: 3% NY: 2% Geographic Diversification (2)

Q1 2025 17 FL: 11% TX: 9% GA: 7% CA: 7% MD: 5% NC: 5% WI: 4% VA: 4% IN: 4% IL: 4% 24 Other States + D.C.: 40% (based on Gross Book Value of Real Estate Assets as of March 31, 2025) (1) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community. (2) Memory care communities are classified as assisted living communities. Portfolio Summary by Geographic Diversification and Property Type Geographic Diversification RETURN TO TABLE OF CONTENTS Assisted Living: 19% Independent Living: 34% SNFs: 4% Life Science: 13% Medical Office: 24% Wellness Centers: 6% Property Type(1) (2) (based on Q1 2025 NOI)

Q1 2025 18 Portfolio Summary RETURN TO TABLE OF CONTENTS (dollars in thousands, except investment per square foot or unit) As of March 31, 2025 Number of Properties Square Feet or Number of Units Gross Book Value of Real Estate Assets % of Total Gross Book Value of Real Estate Assets Investment Per Square Foot or Unit % of Q1 2025 Total Revenues % of Q1 2025 Total NOI Q1 2025 Q1 2025 Revenues NOI SHOP 231 25,005 units $ 4,639,619 67.8% $ 185,548 $ 328,306 84.9% $ 36,828 50.8 % Medical office 75 5,564,813 1,349,009 19.7% $ 242 34,532 8.9% 17,621 24.3 % Life science 18 2,054,854 511,675 7.5% $ 249 15,231 4.0% 9,235 12.7 % Subtotal Medical Office and Life Science Portfolio 93 7,619,667 sq. ft. 1,860,684 27.2% $ 244 49,763 12.9% 26,856 37.0 % Triple net leased senior living communities 9 1,186 units 135,385 2.0% $ 114,153 4,886 1.3% 4,886 6.7 % Wellness centers 10 812,246 sq. ft. 208,110 3.0% $ 256 3,909 0.9% 3,968 5.5 % Total 343 $ 6,843,798 100.0% $ 386,864 100.0% $ 72,538 100.0%

SHOP Units by Operator

Manager	Location	Number of Properties [1]	Unit Count as of March 31, 2025				
			Assisted Living	Independent Living and Active Adult	Memory Care	Skilled Nursing	Total
Five Star Senior Living	Various (28 States)	118	6,310	9,551	1,564	—	17,425
Charter Senior Living	FL/MD/TN/VA/IL/WI	30	1,338	—	421	—	1,759
Phoenix Senior Living	AL/AR/KY/MO/NC/SC	23	933	147	213	164	1,457
Oaks-Caravita Senior Care	GA/SC	26	1,061	40	314	—	1,415
Stellar Senior Living [2]	CO/TX/WY	10	—	177	54	897	1,128
Life Care Services [3]	DE	3	73	194	12	238	517
Northstar Senior Living	AZ/CA	7	121	—	297	—	418
Oaks Senior Living	GA	3	159	—	105	—	264
Navion Senior Solutions	SC	5	213	—	25	—	238
IntegraCare Senior Living	PA	2	113	—	33	—	146
Omega Senior Living	NE	1	69	—	—	—	69
The RMR Group	TX	1	—	169	—	—	169
Total		229	10,390	10,278	3,038	1,299	25,005
% of Total			41.6%	41.1%	12.1%	5.2%	100%

(1) Excludes two closed senior living communities.
(2) Includes two communities with 200 units (192 SNF units and 8 IL units) classified as held for sale as of March 31, 2025. These communities had NOI of $0.4 million for the three months ended March 31, 2025.
(3) These communities are classified as held for sale as of March 31, 2025 and had NOI of $0.4 million for the three months ended March 31, 2025.

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Q1 2025 19

SHOP Segment and Same Property - Results of Operations

CONSOLIDATED RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	3/31/2025	12/31/2024	3/31/2024
Number of Properties	231	232	232
Number of Units	25,005	24,978	25,220
Occupancy	80.2 %	80.0 %	78.9 %
Average Monthly Rate	$ 5,413	$ 5,249	$ 5,165
Year Over Year Average Monthly Rate % Change	4.8 %		
Residents Fees and Services	$ 328,306	$ 315,736	$ 308,126
Property Operating Expenses	(291,478)	(290,803)	(283,416)
NOI	$ 36,828	$ 24,933	$ 24,710
NOI Margin %	11.2 %	7.9 %	8.0 %
Sequential NOI % Change	47.7 %		
Year Over Year NOI % Change	49.0 %		

SAME PROPERTY RESULTS OF OPERATIONS (1)

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	3/31/2025	12/31/2024	3/31/2024
Number of Properties	207	207	207
Number of Units	22,774	22,774	22,774
Occupancy	81.1 %	81.2 %	80.0 %
Average Monthly Rate	$ 5,303	$ 5,155	$ 5,074
Year Over Year Average Monthly Rate % Change	4.5 %		
Residents Fees and Services	$ 296,652	$ 286,111	$ 278,432
Property Operating Expenses	(258,284)	(257,382)	(251,434)
NOI	$ 38,368	$ 28,729	$ 26,998
NOI Margin %	12.9 %	10.0 %	9.7 %
Sequential NOI % Change	33.6 %		
Year Over Year NOI % Change	42.1 %		


Rio Las Palmas
Stockton, CA


Overture at Plano
Plano, TX

(1) Same property includes properties classified as same property for the three months ended March 31, 2025 for all periods presented.

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Q1 2025 20

SHOP Segment and Same Property- Five Star and Other Operator Managed Communities Results of Operations

DIVERSIFIED HEALTHCARE TRUST

CONSOLIDATED RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended March 31, 2025			As of and For the Three Months Ended March 31, 2024		
	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment
Number of Properties	118	113	231	119	113	232
Number of Units	17,425	7,580	25,005	17,647	7,573	25,220
Occupancy	80.6 %	79.4 %	80.2 %	78.7 %	79.2 %	78.9 %
Average Monthly Rate	$ 4,986	$ 6,411	$ 5,413	$ 4,787	$ 6,044	$ 5,165
Average Monthly Rate % Change	4.2 %	6.1 %	4.8 %			
Residents Fees and Services	$ 212,762	$ 115,544	$ 328,306	$ 199,621	$ 108,505	$ 308,126
Property Operating Expenses	(183,780)	(107,698)	(291,478)	(177,599)	(105,817)	(283,416)
NOI	$ 28,982	$ 7,846	$ 36,828	$ 22,022	$ 2,688	$ 24,710
NOI Margin %	13.6 %	6.8 %	11.2 %	11.0 %	2.5 %	8.0 %
NOI % Change	31.6 %	191.9 %	49.0 %			

SAME PROPERTY RESULTS OF OPERATIONS [(1)]

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended March 31, 2025			As of and For the Three Months Ended March 31, 2024		
	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment
Number of Properties	115	92	207	115	92	207
Number of Units	16,851	5,923	22,774	16,851	5,923	22,774
Occupancy	81.1 %	81.0 %	81.1 %	79.7 %	80.8 %	80.0 %
Average Monthly Rate	$ 4,991	$ 6,193	$ 5,303	$ 4,789	$ 5,872	$ 5,074
Average Monthly Rate % Change	4.2 %	5.5 %	4.5 %			
Residents Fees and Services	$ 207,484	$ 89,168	$ 296,652	$ 193,692	$ 84,740	$ 278,432
Property Operating Expenses	(177,117)	(81,167)	(258,284)	(171,098)	(80,336)	(251,434)
NOI	$ 30,367	$ 8,001	$ 38,368	$ 22,594	$ 4,404	$ 26,998
NOI Margin %	14.6 %	9.0 %	12.9 %	11.7 %	5.2 %	9.7 %
NOI % Change	34.4 %	81.7 %	42.1 %			

(1) Same property includes properties classified as same property for the three months ended March 31, 2025 for all periods presented.

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Q1 2025
21

Senior Living NOI by Manager

(dollars in thousands)

Manager	Number of Properties	Q1 2025 NOI: SHOP	Q1 2025 NOI: Triple Net Leased Senior Living Communities	Q1 2025 NOI: Total NOI	Q1 2025 NOI: % of Total Q1 2025 NOI [(1)]
Five Star Senior Living	118	$ 28,982	$ —	$ 28,982	69.5%
Phoenix Senior Living	23	2,782	—	2,782	6.7%
Stellar Senior Living [(2)]	14	1,203	1,052	2,255	5.4%
Brookdale Senior Living [(3)]	—	—	1,674	1,674	4.0%
Charter Senior Living	30	1,582	—	1,582	3.8%
Stratford Retirement	1	—	1,149	1,149	2.8%
Oaks Senior Living	3	795	—	795	1.9%
Northstar Senior Living	7	775	—	775	1.9%
Navion Senior Solutions	5	658	—	658	1.6%
Covenant Care	1	—	508	508	1.2%
Life Care Services [(4)]	3	447	—	447	1.1%
Remaining	35	(396)	503	107	0.1%
Total	240	$ 36,828	$ 4,886	$ 41,714	100.0%

(1) Percentage calculated based on total NOI for the three months ended March 31, 2025 for SHOP and triple net leased senior living communities.
(2) Includes two communities with 200 units (192 SNF units and 8 IL units) classified as held for sale as of March 31, 2025. These communities had NOI of $404 for the three months ended March 31, 2025.
(3) In February 2025, DHC sold this portfolio for a sales price of $135,000, excluding closing costs.
(4) Includes three communities with 517 units classified as held for sale as of March 31, 2025.

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Q1 2025 22

Senior Living Results of Operations by Location

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands, except average monthly rate)

As of and For the Three Months Ended

Markets	Number of Properties	NOI				Occupancy			Average Monthly Rate		
		3/31/2025	%	3/31/2024	Change	3/31/2025	3/31/2024	Basis Point Change	3/31/2025	3/31/2024	Change
Primary	83	$ 16,941	46.0%	$ 12,412	36.5 %	79.2%	78.0%	120	$ 5,550	$ 5,292	4.9 %
Secondary	63	9,223	25.0%	5,980	54.2 %	79.4%	78.5%	90	$ 5,072	$ 4,882	3.9 %
Other	85	10,664	29.1%	6,318	68.8 %	82.8%	80.9%	190	$ 5,474	$ 5,196	5.4 %
Total / Average SHOP	231	$ 36,828	100.0%	$ 24,710	49.0 %	80.2%	78.9%	130	$ 5,413	$ 5,165	4.8 %

Core-Based Statistical Areas	Number of Properties	Q1 2025 NOI			
		SHOP	Triple Net Leased Senior Living Communities	Total NOI	% of Total Q1 2025 NOI
Washington, DC	6	$ 2,473	$ —	$ 2,473	5.9%
Miami, FL	10	2,312	—	2,312	5.5%
Fort Myers, FL	2	2,212	61	2,273	5.4%
Tampa, FL	2	2,192	—	2,192	5.3%
Baltimore, MD	4	1,286	—	1,286	3.1%
San Antonio, TX	4	1,208	—	1,208	2.9%
Atlanta, GA	14	1,100	—	1,100	2.6%
Louisville, KY	1	1,007	—	1,007	2.4%
San Diego, CA	3	1,001	—	1,001	2.4%
Indianapolis, IN	4	(149)	1,149	1,000	2.4%
Lexington, KY	2	994	—	994	2.4%
Phoenix, AZ	4	489	440	929	2.2%
Albuquerque, NM	1	925	—	925	2.2%
Knoxville, TN	3	660	247	907	2.2%
Dallas, TX	3	893	—	893	2.1%
Boston, MA	1	833	—	833	2.0%
Virginia Beach, VA	7	817	—	817	2.0%
Denver, CO	3	742	72	814	2.0%
Tucson, AZ	1	749	—	749	1.8%
Stockton, CA	2	673	—	673	1.6%
Remaining	163	14,411	2,917	17,328	41.6%
Total Senior Living	240	$ 36,828	$ 4,886	$ 41,714	100.0%

RETURN TO TABLE OF CONTENTS Q1 2025 23

Medical Office and Life Science Portfolio and Same Property - Results of Operations

CONSOLIDATED RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	3/31/2025	12/31/2024	3/31/2024
Number of Properties	93	98	102
Square Feet	7,620	7,953	8,487
Occupancy	80.6 %	82.2 %	82.9 %
Rental Income	$ 49,763	$ 51,715	$ 54,149
NOI	$ 26,856	$ 27,331	$ 30,252
Cash Basis NOI	$ 25,920	$ 27,579	$ 30,062
NOI Margin %	54.0 %	52.8 %	55.9 %
Cash Basis NOI Margin %	52.9 %	52.9 %	55.5 %
Sequential NOI % Change	(1.7)%		
Sequential Cash Basis NOI % Change	(6.0)%		
Year Over Year NOI % Change	(11.2)%		
Year Over Year Cash Basis NOI % Change	(13.8)%		

SAME PROPERTY RESULTS OF OPERATIONS [(1)]

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	3/31/2025	12/31/2024	3/31/2024
Number of Properties	85	85	85
Square Feet	6,534	6,534	6,529
Occupancy	90.1 %	90.2 %	91.9 %
Rental Income	$ 46,787	$ 45,483	$ 46,094
NOI	$ 26,835	$ 25,596	$ 26,710
Cash Basis NOI	$ 26,291	$ 25,857	$ 26,683
NOI Margin %	57.4 %	56.3 %	57.9 %
Cash Basis NOI Margin %	56.7 %	56.3 %	57.7 %
Sequential NOI % Change	4.8 %		
Sequential Cash Basis NOI % Change	1.7 %		
Year Over Year NOI % Change	0.5 %		
Year Over Year Cash Basis NOI % Change	(1.5)%		


Golden Valley, MN


Blaine, MN

(1) Same property includes properties classified as same property for the three months ended March 31, 2025 for all periods presented.

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Q1 2025 24

Medical Office and Life Science Portfolio and Same Property - Results of Operations (continued)

DIVERSIFIED HEALTHCARE TRUST

Three Months Ended March 31, 2025 and 2024

CONSOLIDATED RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended March 31, 2025			As of and For the Three Months Ended March 31, 2024		
	Medical Office	Life Science	Total Medical Office and Life Science Portfolio	Medical Office	Life Science	Total Medical Office and Life Science Portfolio
Number of Properties	75	18	93	79	23	102
Square Feet	5,565	2,055	7,620	5,925	2,562	8,487
Occupancy	77.7 %	88.3 %	80.6 %	85.2 %	77.6 %	82.9 %
Rental Income	$ 34,532	$ 15,231	$ 49,763	$ 37,489	$ 16,660	$ 54,149
NOI	$ 17,621	$ 9,235	$ 26,856	$ 20,532	$ 9,720	$ 30,252
Cash Basis NOI	$ 17,278	$ 8,642	$ 25,920	$ 20,616	$ 9,446	$ 30,062
NOI Margin %	51.0 %	60.6 %	54.0 %	54.8 %	58.3 %	55.9 %
Cash Basis NOI Margin %	50.3 %	58.8 %	52.9 %	54.7 %	57.5 %	55.5 %
NOI % Change	(14.2)%	(5.0)%	(11.2)%			
Cash Basis NOI % Change	(16.2)%	(8.5)%	(13.8)%			

SAME PROPERTY RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended March 31, 2025			As of and For the Three Months Ended March 31, 2024		
	Medical Office	Life Science	Total Medical Office and Life Science Portfolio	Medical Office	Life Science	Total Medical Office and Life Science Portfolio
Number of Properties	68	17	85	68	17	85
Square Feet	4,604	1,930	6,534	4,599	1,930	6,529
Occupancy	88.4 %	94.0 %	90.1 %	90.6 %	95.1 %	91.9 %
Rental Income	$ 32,174	$ 14,613	$ 46,787	$ 32,122	$ 13,972	$ 46,094
NOI	$ 17,653	$ 9,182	$ 26,835	$ 17,916	$ 8,794	$ 26,710
Cash Basis NOI	$ 17,665	$ 8,626	$ 26,291	$ 18,034	$ 8,649	$ 26,683
NOI Margin %	54.9 %	62.8 %	57.4 %	55.8 %	62.9 %	57.9 %
Cash Basis NOI Margin %	54.7 %	61.2 %	56.7 %	55.7 %	62.4 %	57.7 %
NOI % Change	(1.5)%	4.4 %	0.5 %			
Cash Basis NOI % Change	(2.0)%	(0.3)%	(1.5)%			

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Q1 2025
25

Portfolio Leasing Summary (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	Medical Office and Life Science Portfolio					Wellness Centers (2)
	As of and For the Three Months Ended					As of and For the Three Months Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	3/31/2024
Properties	93	98	99	101	102	10
Total square feet	7,620	7,953	8,192	8,396	8,487	812
Occupancy	80.6 %	82.2 %	80.8 %	81.5 %	82.9 %	100.0 %
Leasing Activity (sq. ft.):						
New leases	120	10	28	37	25	—
Renewals	25	102	55	64	76	130
Total	145	112	83	101	101	130
% Change in GAAP Rent: (3)						
New leases	22.0 %	15.8 %	6.4 %	17.5 %	35.3 %	— %
Renewals	4.2 %	6.0 %	4.2 %	9.2 %	7.0 %	7.5 %
Total	18.4 %	6.9 %	4.8 %	12.1 %	11.5 %	7.5 %
Weighted Average Lease Term (years):						
New leases	11.6	5.3	9.0	7.9	6.3	—
Renewals	3.5	6.7	6.8	4.2	2.9	5.0
Total	10.2	6.5	7.4	5.6	3.6	5.0
Leasing Costs and Concession Commitments:						
New leases	$ 9,832	$ 411	$ 2,157	$ 3,302	$ 1,418	$ —
Renewals	291	1,671	1,652	822	696	—
Total	$ 10,123	$ 2,082	$ 3,809	$ 4,124	$ 2,114	$ —
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 82.19	$ 42.59	$ 77.08	$ 89.48	$ 56.49	$ —
Renewals	$ 11.61	$ 16.36	$ 30.25	$ 12.82	$ 9.18	$ —
Total	$ 69.96	$ 18.62	$ 46.12	$ 40.81	$ 20.95	$ —
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 7.08	$ 8.09	$ 8.58	$ 11.30	$ 8.97	$ —
Renewals	$ 3.31	$ 2.46	$ 4.44	$ 3.06	$ 3.16	$ —
Total	$ 6.87	$ 2.86	$ 6.21	$ 7.32	$ 5.88	$ —

(1) The leasing summary on this page is based on leases entered into during the periods indicated.
(2) Leasing data is only presented for periods in which there is leasing activity.
(3) Percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q1 2025 26

Tenants Representing 1% Or More of Total Annualized Rental Income

DIVERSIFIED HEALTHCARE TRUST

As of March 31, 2025

(dollars in thousands)

	Tenant	Type of Property	Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical office	$ 16,939	7.6%	2026 - 2031
2	Life Time Athletic	Wellness center	12,285	5.5%	2040 - 2044
3	Alamar Biosciences, Inc.	Life science	6,827	3.0%	2034
4	KSQ Therapeutics, Inc.	Life science	5,559	2.5%	2032
5	Sonova Holding AG	Life science	5,409	2.4%	2033
6	Medtronic, Inc.	Medical office	5,258	2.3%	2027 - 2028
7	Stratford Retirement, LLC	Senior living	5,177	2.3%	2033
8	Boston Children's Hospital	Medical office	4,747	2.1%	2028
9	Stellar Senior Living, LLC	Senior living	4,659	2.1%	2027
10	Tokio Marine Holdings Inc.	Medical office	4,292	1.9%	2025 - 2033
11	AbbVie Inc.	Life science	4,002	1.8%	2027
12	McKesson Corporation	Medical office	3,836	1.7%	2028 - 2030
13	Hawaii Pacific Health	Medical office	3,800	1.7%	2026 - 2029
14	United Healthcare Services, Inc.	Medical office	3,741	1.7%	2026
15	Revvity, Inc.	Life science	3,681	1.6%	2028
16	HCA Holdings Inc.	Medical office	3,361	1.5%	2025 - 2029
17	New York University	Medical office	3,256	1.5%	2025 - 2028
18	Ultragenyx Pharmaceutical Inc.	Life science	3,139	1.4%	2026
19	Sentara Health	Medical office	3,008	1.3%	2027 - 2032
20	Orthofix Medical Inc.	Life science	2,889	1.3%	2037
21	WRA Management, Inc.	Medical office	2,594	1.2%	2025 - 2045
22	The University of Kansas Health System	Medical office	2,447	1.1%	2027 - 2028
23	Cytek BioSciences, Inc.	Life science	2,290	1.0%	2029
	All Other Tenants		110,988	49.5%	2025 - 2043
	Total Tenants		$ 224,184	100.0%	

RETURN TO TABLE OF CONTENTS Q1 2025 27

Q1 2025 28 Medical Office and Life Science Portfolio Lease Expiration Schedule RETURN TO TABLE OF CONTENTS (dollars in thousands) As of March 31, 2025 Annualized Rental Income Expiring (1) Year Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2025 $ 9,207 4.7% 4.7% 2026 22,148 11.4% 16.1% 2027 19,741 10.1% 26.2% 2028 35,682 18.3% 44.5% 2029 18,820 9.7% 54.2% 2030 11,017 5.7% 59.9% 2031 23,016 11.8% 71.7% 2032 13,322 6.8% 78.5% 2033 15,173 7.8% 86.3% 2034 and thereafter 26,561 13.7% 100.0% Total $ 194,687 100.0% Average remaining lease term (weighted by annualized rental income): 5.2 years Square Feet with Leases Expiring (1) Year Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring 2025 260,733 4.2% 4.2% 2026 690,352 11.2% 15.4% 2027 763,673 12.4% 27.8% 2028 1,183,926 19.3% 47.1% 2029 604,784 9.8% 56.9% 2030 422,631 6.9% 63.8% 2031 812,092 13.2% 77.0% 2032 355,443 5.8% 82.8% 2033 361,308 5.9% 88.7% 2034 and thereafter 685,904 11.3% 100.0% Total 6,140,846 100.0% Average remaining lease term (weighted by leased square feet): 4.9 years Waukegan, IL (1) Excludes leases that expired on March 31, 2025. Fremont, CA

Q1 2025 29 Annualized Rental Income Expiring Year Number of Properties Number of Units or Square Feet Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2025 — — $ — —% —% 2026 — — — —% —% 2027 4 533 units 4,659 15.8% 15.8% 2028 — — — —% 15.8% 2029 1 155 units 547 1.9% 17.7% 2030 5 283 units and 129,600 sq. ft. 5,046 17.1% 34.8% 2031 — — — —% 34.8% 2032 — — — —% 34.8% 2033 1 215 units 5,177 17.6% 52.4% 2034 and thereafter 7 682,646 sq. ft. 14,068 47.6% 100.0% Total (1) 18 $ 29,497 100.0% Average remaining lease term (weighted by leased square feet and annualized rental income): 9.3 years and 10.5, respectively All Other Lease Expiration Schedule As of March 31, 2025 RETURN TO TABLE OF CONTENTS (1) Excludes one closed senior living community classified as held for sale as of March 31, 2025. (dollars in thousands) The Horizon Club Deerfield Beach, FL

Company Profile and Research Coverage

DIVERSIFIED HEALTHCARE TRUST

The Company:
DHC is a REIT focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of March 31, 2025, DHC's approximately $6.8 billion portfolio included 343 properties in 34 states and Washington, D.C., with more than 26,000 senior living units, approximately 7.6 million square feet of medical office and life science properties and occupied by approximately 450 tenants.

Management:
DHC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of March 31, 2025, RMR had approximately $40 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 1,900 properties and over 18,000 employees. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at costs that are lower than DHC would have to pay for similar quality services if DHC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
(646) 885-5424
jmassocca@brileysecurities.com

Citizens
Aaron Hecht
(415) 835-3963
ahecht@jmpsecurities.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
(212) 553-9342
christian.azzi@moodys.com

S & P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Q1 2025
30

Q1 2025 31 Board of Trustees Christopher J. Bilotto Alan L. Felder Managing Trustee Independent Trustee John L. Harrington Lisa Harris Jones Independent Trustee Lead Independent Trustee Phyllis M. Hollis Dawn K. Neher Independent Trustee Independent Trustee Adam Portnoy Jeffrey P. Somers Chair of the Board & Managing Trustee Independent Trustee Executive Officers Christopher J. Bilotto Matthew C. Brown President and Chief Executive Officer Chief Financial Officer and Treasurer Anthony Paula Vice President Governance Information RETURN TO TABLE OF CONTENTS Park Summit at Coral Springs Coral Springs, FL

Calculation and Reconciliation of NOI and Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Calculation of NOI and Cash Basis NOI:					
Revenues:					
Rental income	$ 58,558	$ 63,883	$ 61,635	$ 62,870	$ 62,650
Residents fees and services	328,306	315,736	312,005	308,522	308,126
Total revenues	386,864	379,619	373,640	371,392	370,776
Property operating expenses	(314,326)	(315,176)	(309,697)	(304,065)	(307,604)
NOI	72,538	64,443	63,943	67,327	63,172
Non-cash straight line rent adjustments included in rental income	(455)	160	(658)	(656)	(291)
Lease value amortization included in rental income	26	22	27	29	28
Lease termination fees included in rental income	(600)	—	—	—	(203)
Non-cash amortization included in property operating expenses	(199)	(201)	(199)	(199)	(199)
Cash Basis NOI	$ 71,310	$ 64,424	$ 63,113	$ 66,501	$ 62,507
Reconciliation of Net Loss to NOI and Cash Basis NOI:					
Net loss	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)
Equity in net (earnings) losses of investees	(1,487)	(11,479)	(527)	12,307	(1,898)
Income tax expense (benefit)	49	(38)	148	170	187
Loss on modification or early extinguishment of debt	29,071	115	—	209	—
Interest expense	57,831	59,518	59,443	58,702	57,576
Interest and other income	(2,099)	(1,735)	(2,575)	(2,403)	(2,237)
Gain on insurance recoveries	(7,522)	—	—	—	—
(Gain) loss on sale of properties	(110,140)	(38)	(111)	13,213	5,874
Impairment of assets	38,472	29,016	23,031	6,545	12,142
Acquisition and certain other transaction related costs	24	267	331	1,826	86
General and administrative	9,000	(1,245)	13,933	6,262	7,568
Depreciation and amortization	68,325	77,508	68,959	68,357	70,133
NOI	72,538	64,443	63,943	67,327	63,172
Non-cash straight line rent adjustments included in rental income	(455)	160	(658)	(656)	(291)
Lease value amortization included in rental income	26	22	27	29	28
Lease termination fees included in rental income	(600)	—	—	—	(203)
Non-cash amortization included in property operating expenses	(199)	(201)	(199)	(199)	(199)
Cash Basis NOI	$ 71,310	$ 64,424	$ 63,113	$ 66,501	$ 62,507

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Q1 2025
32

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended March 31, 2025				For the Three Months Ended December 31, 2024				For the Three Months Ended March 31, 2024			
Calculation of NOI and Cash Basis NOI:	Medical Office and Life Science Portfolio	SHOP	All Other	Total	Medical Office and Life Science Portfolio	SHOP	All Other	Total	Medical Office and Life Science Portfolio	SHOP	All Other	Total
Rental income / residents fees and services	$ 49,763	$ 328,306	$ 8,795	$ 386,864	$ 51,715	$ 315,736	$ 12,168	$ 379,619	$ 54,149	$ 308,126	$ 8,501	$ 370,776
Property operating expenses	(22,907)	(291,478)	59	(314,326)	(24,384)	(290,803)	11	(315,176)	(23,897)	(283,416)	(291)	(307,604)
NOI	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 30,252	$ 24,710	$ 8,210	$ 63,172
NOI	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 30,252	$ 24,710	$ 8,210	$ 63,172
Non-cash straight line rent adjustments included in rental income	(163)	—	(292)	(455)	427	—	(267)	160	184	—	(475)	(291)
Lease value amortization included in rental income	26	—	—	26	22	—	—	22	28	—	—	28
Lease termination fees included in rental income	(600)	—	—	(600)	—	—	—	—	(203)	—	—	(203)
Non-cash amortization included in property operating expenses	(199)	—	—	(199)	(201)	—	—	(201)	(199)	—	—	(199)
Cash Basis NOI	$ 25,920	$ 36,828	$ 8,562	$ 71,310	$ 27,579	$ 24,933	$ 11,912	$ 64,424	$ 30,062	$ 24,710	$ 7,735	$ 62,507
Reconciliation of NOI to Same Property NOI:												
NOI	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 30,252	$ 24,710	$ 8,210	$ 63,172
NOI of properties not included in same property results	(21)	1,540	(1,675)	(156)	(1,735)	3,796	(4,175)	(2,114)	(3,542)	2,288	(2,145)	(3,399)
Same Property NOI	$ 26,835	$ 38,368	$ 7,179	$ 72,382	$ 25,596	$ 28,729	$ 8,004	$ 62,329	$ 26,710	$ 26,998	$ 6,065	$ 59,773
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:												
Same Property NOI	$ 26,835	$ 38,368	$ 7,179	$ 72,382	$ 25,596	$ 28,729	$ 8,004	$ 62,329	$ 26,710	$ 26,998	$ 6,065	$ 59,773
Non-cash straight line rent adjustments included in rental income	184	—	(292)	(108)	387	—	(258)	129	94	—	(466)	(372)
Lease value amortization included in rental income	30	—	—	30	30	—	—	30	30	—	—	30
Lease termination fees included in rental income	(600)	—	—	(600)	—	—	—	—	—	—	—	—
Non-cash amortization included in property operating expenses	(158)	—	—	(158)	(156)	—	—	(156)	(151)	—	—	(151)
Same Property Cash Basis NOI	$ 26,291	$ 38,368	$ 6,887	$ 71,546	$ 25,857	$ 28,729	$ 7,746	$ 62,332	$ 26,683	$ 26,998	$ 5,599	$ 59,280

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Q1 2025

33

Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net loss	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)
Interest expense	57,831	59,518	59,443	58,702	57,576
Income tax expense (benefit)	49	(38)	148	170	187
Depreciation and amortization	68,325	77,508	68,959	68,357	70,133
EBITDA	117,219	49,542	29,861	29,368	41,637
(Gain) loss on sale of properties	(110,140)	(38)	(111)	13,213	5,874
Impairment of assets	38,472	29,016	23,031	6,545	12,142
Equity in net (earnings) losses of investees	(1,487)	(11,479)	(527)	12,307	(1,898)
Share of EBITDAre from unconsolidated joint ventures	4,494	4,515	4,117	3,872	3,838
Adjustments to reflect DHC's share of EBITDAre attributable to an equity method investment (1)	1,589	1,679	2,222	13,282	1,047
EBITDAre	50,147	73,235	58,593	78,587	62,640
General and administrative expense paid in common shares	592	324	925	940	558
Incentive management fees (2)	2,407	(6,934)	6,934	(849)	849
Acquisition and certain other transaction related costs	24	267	331	1,826	86
Gain on insurance recoveries	(7,522)	—	—	—	—
Loss on modification or early extinguishment of debt	29,071	115	—	209	—
Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to an equity method investment (1)	390	42	34	(11,818)	(73)
Adjusted EBITDAre	$ 75,109	$ 67,049	$ 66,817	$ 68,895	$ 64,060

(1) For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's EBITDAre and Adjusted EBITDAre for DHC's period of ownership from February 16, 2024 to March 31, 2024.

(2) DHC did not recognize an incentive management fee for the year ended December 31, 2024.

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Calculation and Reconciliation of FFO, Normalized FFO and CAD

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net loss	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)
Depreciation and amortization	68,325	77,508	68,959	68,357	70,133
(Gain) loss on sale of properties	(110,140)	(38)	(111)	13,213	5,874
Impairment of assets	38,472	29,016	23,031	6,545	12,142
Equity in net (earnings) losses of investees	(1,487)	(11,479)	(527)	12,307	(1,898)
Share of FFO from unconsolidated joint ventures	2,737	2,672	2,273	2,047	2,014
Adjustments to reflect DHC's share of FFO attributable to an equity method investment [1]	1,073	1,572	1,698	9,955	582
FFO	(10,006)	11,805	(3,366)	14,563	2,588
Incentive management fees [2]	2,407	(6,934)	6,934	(849)	849
Acquisition and certain other transaction related costs	24	267	331	1,826	86
Gain on insurance recoveries	(7,522)	—	—	—	—
Loss on modification or early extinguishment of debt	29,071	115	—	209	—
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment [1]	331	37	127	(8,919)	—
Normalized FFO	$ 14,305	$ 5,290	$ 4,026	$ 6,830	$ 3,523

(1) For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024 to March 31, 2024.
(2) DHC did not recognize an incentive management fee for the year ended December 31, 2024.

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Calculation and Reconciliation of FFO, Normalized FFO and CAD (continued)

(amounts in thousands, except per share data)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Normalized FFO	$ 14,305	$ 5,290	$ 4,026	$ 6,830	$ 3,523
General and administrative expense paid in common shares	592	324	925	940	558
Net amortization of debt discounts, premiums, issuance costs and interest rate caps	26,087	26,795	26,188	25,591	24,863
Non-cash amortization included in expenses	(943)	(944)	(943)	(942)	(943)
Non-cash straight line rent adjustments included in rental income	(455)	160	(658)	(656)	(291)
Lease value amortization included in rental income	26	22	27	29	28
Recurring capital expenditures	(26,486)	(44,241)	(38,274)	(34,475)	(23,962)
Share of FFO from unconsolidated joint ventures	(2,737)	(2,672)	(2,273)	(2,047)	(2,014)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to an equity method investment [1]	(1,404)	(1,609)	(1,825)	(1,036)	(582)
Unconsolidated joint venture distributions	—	—	—	—	1,231
Equity method investment distribution	17,000	—	—	—	—
CAD	$ 25,985	$ (16,875)	$ (12,807)	$ (5,766)	$ 2,411
Weighted average common shares outstanding (basic and diluted)	239,957	239,949	239,667	239,326	239,193
Per common share data (basic and diluted):					
Net loss	$ (0.04)	$ (0.36)	$ (0.41)	$ (0.41)	$ (0.36)
FFO	$ (0.04)	$ 0.05	$ (0.01)	$ 0.06	$ 0.01
Normalized FFO	$ 0.06	$ 0.02	$ 0.02	$ 0.03	$ 0.01
CAD	$ 0.11	$ (0.07)	$ (0.05)	$ (0.02)	$ 0.01

(1) For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024 to March 31, 2024.

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Q1 2025 36

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 32 and 33. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 34. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains or losses on the sale of properties, equity in net earnings or losses of investees, impairment of real estate assets, if any, and including adjustments to reflect DHC's proportionate share of EBITDA*re* of DHC's equity method investees, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 34. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO

DHC calculates FFO and Normalized FFO as shown on page 35. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investees, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 35, including similar adjustments for DHC's unconsolidated joint ventures, if any, and incentive management fees, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

Cash Available for Distribution

DHC calculates CAD as shown on page 36. DHC defines CAD as Normalized FFO minus DHC's proportionate share of Normalized FFO from unconsolidated joint venture properties and its equity method investment, plus operating cash flow distributions received from DHC's unconsolidated joint ventures and equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, as well as certain other adjustments currently not applicable to DHC. CAD is among the factors considered by DHC's Board of Trustees when determining the amount of distributions to DHC's shareholders. Other real estate companies and REITs may calculate CAD differently than DHC does.

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Q1 2025
37

Q1 2025 38 Adjusted total assets Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife AlerisLife means AlerisLife Inc. All Other All Other operations consists of triple net leased senior living communities and wellness centers that are leased to third party operators from which DHC receives rents, and any other revenue or expenses that are not attributable to a specific reportable segment. Annualized dividend yield Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares at the end of the relevant period. Annualized rental income Annualized rental income is based on rents pursuant to existing leases as of March 31, 2025. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude 100% of rents pursuant to existing leases as of March 31, 2025 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate Reflects the average monthly residents fees and services per occupied unit for the period presented. The average monthly rate is calculated based on the actual number of days during the period. Building improvements Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. Consolidated income available for debt service Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Core-Based Statistical Areas Core-Based Statistical Areas, or CBSAs, are geographic regions that identify areas as either metropolitan or micropolitan or neither. The Office of Management and Budget defined CBSAs in 2000. CBSAs are reclassified in every census using a combination of data and census information. Coupon rate Coupon rate is the interest rate stated in, or determined pursuant to, the contract terms. Development, redevelopment and other activities Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in change of use or new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q1 2025 39 Estimated completion date Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Medical Office and Life Science Portfolio. Therefore, the actual completion date may vary. Estimated project costs Estimated project costs include estimated construction costs and leasing capital up to stabilization. Five Star Five Star, or Five Star Senior Living, is an operating division of AlerisLife. Five Star managed communities Five Star managed communities are the senior living communities in DHC's SHOP segment that are managed by Five Star. GAAP GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price Gross sales price excludes closing costs. Incentive management fees Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in DHC's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expense in DHC's condensed consolidated statements of income (loss) and will be payable to RMR in January of the following calendar year. Incurrence covenants Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its senior secured and unsecured notes indentures and their supplements. Interest rate Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs. Interest rate reflects the impact of interest rate caps, as applicable. Investment per square foot or unit Investment per square foot or unit represents gross book value of real estate assets divided by number of rentable square feet or living units, as applicable, at March 31, 2025. Lease related costs Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Net debt Net debt is the total outstanding principal of DHC's debt less cash and cash equivalents. NOI margin % NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q1 2025 40 Occupancy Occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown; occupancy for DHC's SHOP segment is presented for the duration of the period shown. Medical office and life science occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Medical Office and Life Science Portfolio Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Other operator managed communities Other operator managed communities are senior living communities in DHC's SHOP segment, which are managed by third party managers other than Five Star. Primary markets Primary markets are made up of 31 of the largest CBSAs in the United States. Data for primary markets is often presented aggregated. Principal balance Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. Rent coverage Rent coverage is calculated using the annualized operating cash flows from DHC's triple net lease tenants' operations of DHC's properties, before subordinated charges, if any, divided by annualized rental income. DHC has not independently verified tenant operating data. Rolling four quarter CAD Represents CAD for the preceding twelve month period as of the respective quarter end date. Same Property As of and for the three months ended March 31, 2025, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since January 1, 2024; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Secondary markets Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF SNF is a skilled nursing facility. SOFR SOFR is the one month term secured overnight financing rate. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q1 2025 41 Square feet Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Total gross assets Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities Triple net leased senior living communities include independent and assisted living communities and SNFs. Unit count Unit count is by the type of living units at DHC's senior living communities within its SHOP segment. Weighted average lease term Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of March 31, 2025. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q1 2025 42 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the performance of and NOI growth in DHC's SHOP segment; DHC’s ability to effectively address its 2025 and 2026 debt maturities and redeem notes with proceeds from mortgage loans and its pending or potential property dispositions; DHC’s potential exercise of its option to extend the maturity date of its zero coupon senior secured notes; DHC's ability to continue to fund capital expenditures in accordance with its business plan, including SHOP community upgrades; and DHC's redevelopment, repositioning and construction activities and plans. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, effects of or changes to tariffs or trading policies, pandemics, geopolitical instability and tensions, economic uncertainties, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as delayed recovery of the senior housing industry, reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC's ability to purchase cost effective interest rate caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; non-performance by the counterparties to DHC's interest rate cap; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS